EXHIBIT 10.46

in its sole and absolute discretion, shall make all determinations as to whether it is obligated to withhold any taxes hereunder and the amount thereof. 13. Section 409A. The parties intend for the payments and benefits under this Agreement to be exempt from Section 409A of the Internal Revenue Code of 1986, as amended ("Section 409A") or, if not so exempt, to be paid or provided in a manner which complies with the requirements of such section, and intend that this Agreement shall be construed and administered in accordance with such intention. If any payments or benefits due to you hereunder would cause the application of an accelerated or additional tax under Section 409A, such payments or benefits shall be restructured in a manner which does not cause such an accelerated or additional tax. For purposes of the limitations on nonqualified deferred compensation under Section 409A, each payment of compensation under this Agreement shall be treated as a separate payment of compensation. Without limiting the foregoing and notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to this Agreement during the six-month period immediately following your separation from service shall instead be paid on the first business day after the date that is six months following your termination date ( or death, if earlier). [SIGNATURE PAGE FOLLOWS] 4

We are pleased to be able to provide you with this Agreement and look forward to your active participation during this important time for the James Hardie Group. If you accept the terms and conditions of this Agreement, please sign and return to the undersigned. Sincerely, James Hardie Industries Pie /s/ Farhaj Majeed By: Farhaj Majeed Title: Chief Human Resources Officer Accepted and Agreed to: /s/ Jonathan Skelly Jonathan Skelly Date: _d� .z..:a.cA___;__ __ ;I.,.._/ _.__1 o __ Z.......6 _ Signature Page to Employment Lefter Agreement